STOCK OPTION AGREEMENT
UNDER THE EYETEL IMAGING, INC.
2007 LONG-TERM INCENTIVE PLAN

AGREEMENT (the “Agreement”) is made as of the ____ day of _______, 20__, by and between EYETEL IMAGING, INC., a Delaware corporation (the “Company”), and _________________ ( the “Optionee”) pursuant to the EyeTel Imaging, Inc. 2007 Long-Term Incentive Plan (the “Plan”).

1.  Grant of Option; Tax Status. The Company hereby grants to the Optionee an option to purchase up to ______ shares of the Company’s common stock (the “Common Stock”), at a purchase price per share of $________ subject to the provisions of this Agreement and the Plan. Inconsistencies between this Agreement and the Plan will be governed by the applicable provisions of the Plan. The Executive acknowledges receipt of a copy of the Plan. This option is [not] intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

2.  Term. Unless sooner terminated in accordance with this Agreement or the Plan, the option will automatically expire on the tenth anniversary of the date hereof.

3.  Vesting Schedule. Except as otherwise provided in this Agreement, the option shall become vested and exercisable with respect to 25% of the covered shares on the first anniversary of the date the option is granted and, thereafter, in 12 equal quarterly increments starting on the last day of the date three months after such first anniversary date, subject, however, to the Optionee’s continuous employment or other service with the Company from the date hereof until the applicable vesting date.

4.  Non-Transferability. This option may not be assigned or transferred except upon the Optionee’s death to a beneficiary designated by the Optionee in a manner prescribed or approved for this purpose by the administrative committee acting under the Plan (the “Committee”) or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee’s will or by the laws of descent and distribution. During the Optionee’s lifetime, this option may be exercised only by the Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the inter vivos transfer of this option by gift to any “family member” (within the meaning of Item A.1.(5) of the General Instructions to Form S-8 or any successor provision), on such terms and conditions as the Committee deems appropriate.

5.  Termination of Employment or other Service.

(a)  If the Optionee’s employment or other service with the Company or its subsidiaries is terminated due to the Optionee’s death or disability (as defined below), then: (1) that portion of the option that is not then vested and exercisable will terminate upon the date of the Optionee’s termination of employment or other service, and (2) that portion of the option, if any, that is then vested and exercisable will terminate if and to the extent it is not exercised before the first anniversary of the Optionee’s termination of employment or service or, if earlier, the expiration of the stated term of the option. As used herein, the term “disability” means the inability of the Optionee to perform the principal duties of the Optionee’s employment by reason of a physical or mental illness or injury that is expected to last indefinitely or result in death, as determined by a duly licensed physician selected by the Company.

(b)  If the Optionee’s employment or other service is terminated by the Company or its subsidiaries for “cause” (as defined below), then this option (whether or not then vested and exercisable) shall immediately terminate and cease to be exercisable. As used herein, the term “cause” means (1) the Optionee’s conviction of or plea of nolo contendre to a felony, (2) the Optionee’s willful and repeated failure or refusal to perform the duties and responsibilities of the Optionee’s employment or other service with the Company or any Subsidiary, (3) the Optionee’s embezzlement or commission of an act of fraud against the Company, (4) any other act or failure to act which has a material adverse effect on the ability of the Optionee to carry out the duties and responsibilities of the Optionee’s employment or other service for the Company or a Subsidiary or which has or is reasonably likely to have an adverse effect on the business or assets of the Company or any Subsidiary, all as reasonably determined by the Committee.

(c)  If the Optionee’ s employment or other service with the Company or its affiliates is terminated for any reason other than those set forth in Section 5(a) or (b) above, then: (1) that portion of the option that is not then vested and exercisable will terminate upon the date of the Optionee’s termination of employment or other service, and (2) that portion of the option, if any, that is then vested and exercisable shall terminate if and to the extent it is not exercised within three months after such termination of employment or service (or, if earlier, the expiration of the stated term of the option).

6.  Method of Exercise. This option may be exercised by transmitting to the Secretary of the Company (or such other person designated by the Committee) a written notice identifying the option being exercised and specifying the number of whole shares being purchased, together with payment of the exercise price and the amount of the applicable tax withholding obligations (unless other arrangements are made for the payment of such exercise price and/or the satisfaction of such withholding obligations). The exercise price and withholding obligation may be paid in whole or in part (a) in cash or by check, (b) by means of a cashless exercise procedure to the extent permitted by law, (c) if permitted by the Committee, by the surrender of previously-owned shares of Common Stock (to the extent of the fair market value thereof), and/ or (d) subject to applicable law, by any other form of consideration deemed appropriate by the Committee.

7.  Stockholder Rights. No shares of Common Stock will be issued in respect of the exercise of this option until payment of the exercise price and the applicable tax withholding obligations have been made or arranged to the satisfaction of the Company. The holder of this option shall have no rights as a stockholder with respect to any shares of Common Stock covered by this option until the shares of Common Stock are issued pursuant to the exercise of this option.

8.  Compliance with Law. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this option unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed. The Company may prevent or delay the exercise of this option if and to the extent the Company deems necessary or advisable in order to avoid a violation of applicable law or its own policies regarding the purchase and sale of Common Stock. If, during the period of any such ban or delay, the term of this option would expire, then the term of this option will be extended for thirty (30) days after the Company removes the restriction against exercise.

9.  Transfer Orders; Legends. All certificates for shares of Common Stock delivered under this option shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

10.  No Rights Conferred. Nothing contained in the Plan or this Agreement shall confer upon the Optionee any right with respect to the continuation of the Optionee’s employment or other service with the Company or its Subsidiaries or interfere in any way with the right of the Company and its Subsidiaries at any time to terminate such employment or other service or to otherwise modify the terms and conditions of the Optionee’s employment or other service.

11.  Provisions of the Plan. The provisions of the Plan, the terms of which are hereby incorporated by reference, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

12.  Miscellaneous This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EYETEL IMAGING, INC.

By:_____________________________________

________________________________________
Optionee